      As filed with the Securities and Exchange Commission on July 17, 1998
                                                      Registration No. 333-59187
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                       INTEGRATED PROCESS EQUIPMENT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   ----------

            DELAWARE                                          77-0296222
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                                 911 BERN COURT
                           SAN JOSE, CALIFORNIA 95122
                                 (408) 436-2170
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                   ----------

                                SANJEEV R. CHITRE
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                           AND CHIEF EXECUTIVE OFFICER
                       INTEGRATED PROCESS EQUIPMENT CORP.
                                 911 BERN COURT
                           SAN JOSE, CALIFORNIA 95122
                                 (408) 436-2170
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   ----------

                                   Copies to:
                             FRANCIS S. CURRIE, ESQ.
                               NEIL J. WOLFF, ESQ.
                               YOICHIRO TAKU, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300
                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box./ /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                   ----------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING      AMOUNT OF
             TO BE REGISTERED                       REGISTERED            PER SHARE(1)              PRICE(1)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock...................................  1,456,000 shares(2)        $10.40625               $15,151,500          $4,470
===================================================================================================================================




(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 15, 1998.


(2) Includes up to 456,000 shares issuable upon the exercise of an outstanding warrant to purchase Common Stock.

                                   ----------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                                1,456,000 SHARES

                       INTEGRATED PROCESS EQUIPMENT CORP.

                                  COMMON STOCK
                                   ----------



All of the shares of common stock offered hereby (the "Shares") are being sold by Fletcher International Limited (the "Selling Stockholder" or "Fletcher"). No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of such shares. The common stock (the "Common Stock") of Integrated Process Equipment Corp. (the "Company" or "IPEC") is quoted on The Nasdaq National Market ("Nasdaq") under the symbol "IPEC." The Shares will be sold from time to time at then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. The Company will receive no portion of the proceeds from the sale of the Shares and will bear all of the expenses incident to their registration other than underwriters' discounts, commissions or stock transfer taxes relating to the Shares. On July 15, 1998, the closing price of the Common Stock on Nasdaq was $10 13/16.


The Selling Stockholder acquired beneficial ownership of the Shares upon conversion of Series C Preferred Stock issued pursuant to a Subscription Agreement dated December 12, 1996 between the Company and the Selling Stockholder (the "Agreement") and by exercising warrants (the "Warrants") issued to the Selling Stockholder. See "Selling Stockholder" and "Plan of Distribution."

                                   ----------

      PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH
           UNDER "RISK FACTORS" LOCATED ON PAGE 4 OF THIS PROSPECTUS.

                                   ----------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------
                 THE DATE OF THIS PROSPECTUS IS JULY 17, 1998.

        NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                              AVAILABLE INFORMATION

        The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments, and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This prospectus (the "Prospectus") does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement. Statements in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance in which a copy of such contract is filed as an exhibit to the Registration Statement, reference is made to such copy, and each such statement shall be deemed qualified in all respects by such reference. Copies of the Registration Statement may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth below.

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street. N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is quoted for trading on The Nasdaq National Market and reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission are incorporated herein by reference into this Prospectus:

        (a) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended June 30, 1997.

        (b) The Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended September 30, 1997.

        (c) The Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended December 31, 1997.

        (d) The Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended March 31, 1998.


        (e) The Company's Current Forms 8-K filed on September 3, 1997, September 12, 1997, February 5, 1998 and July 10, 1998.


        (f) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1 (Number 33-44746) which is incorporated by reference in Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 0-20470) filed pursuant to Section 12 of the Exchange Act.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be part of this Prospectus from the date of filing thereof.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the Registration Statement.

        The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any information that has been incorporated by reference in this Prospectus (not including exhibits to information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates), upon written request to Investor Relations, Integrated Process Equipment Corp., 4717 East Hilton Ave., Phoenix, Arizona 85034, or by telephone at (602) 517-7200.

                                   THE COMPANY

        IPEC is a Delaware corporation organized in December 1991 and is the successor by merger to a California corporation of the same name that was incorporated in October 1989. The Company is primarily engaged in designing, manufacturing, marketing and servicing equipment for the semiconductor manufacturing industry.

        IPEC Planar, the Company's chemical mechanical planarization ("CMP") division, consists of the Company's IPEC Planar operation in Phoenix, Arizona (formerly named Westech Systems, Inc. or "Westech") and the IPEC Planar operation in Portland (formerly named GAARD Automation Inc. or "GAARD"). IPEC Precision consists of the Precision Materials Operation acquired from Hughes Danbury Optical Systems, Inc. and is engaged in manufacturing of advanced plasma assisted chemical etching equipment and metrology equipment for use primarily in manufacturing of silicon wafers and semiconductor devices. The Company's principal executive office is located at 911 Bern Court, San Jose, California 95122, and its telephone number is (408) 436-2170.

                                  RISK FACTORS

        This Prospectus contains or incorporates by reference forward-looking statements that involve risks and uncertainties. The statements contained or incorporated by reference in this Prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and all forward-looking statements incorporated by reference are based on information available to the Company as of the date of such documents. The Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus and other documents incorporated by reference. In evaluating the Company's business, prospective investors should consider carefully the following factors in addition to the other information presented in this Prospectus.

        The Factors Affecting Operating Results contained in the Company's Quarterly Report on Form 10-Q filed with the Commission for the quarter ended March 31, 1998 are incorporated herein by this reference. These risk factors include the Company's limited operating history, potential delays in significant shipments and orders, dependence on a small number of major customers, the need for broader acceptance of the Company's products, technological changes, potential difficulty in process or product development, intense competition, risks associated with international sales, reliance on the Asian market, cyclical nature of semi-conductor industry, effects on quarterly results by past acquisitions, potential resource requirements of IPEC Precision Joint Development Program, potential resource requirements in the disposition of IPEC Clean, potential resource requirements of future acquisitions, reliance on goods and services delivered by suppliers, dependence on key personnel, difficulties in defending and securing intellectual property rights for the Company's products, possibility of infringement claims, placement of technology in escrow under significant license agreement, exposure to product liability and environmental regulations, discouragement of change in control by certain anti-takeover provisions, volatility of Common Stock, raising of capital on unfavorable terms and year 2000 computer issues.

        DESCRIPTION OF FORWARD-LOOKING STATEMENTS. This Prospectus contains or incorporates by reference forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are subject to the "safe harbor" created by those sections. These forward-looking statements include, but are not limited to, statements concerning future trends and growth in the markets for semicon-ductor devices, semiconductor capital equipment and CMP equipment; the Company's strategies for transitioning IC manufacturers from pilot to volume use of CMP, migrating customers to IPEC's next generation of integrated products, developing products to reduce customers' cost of ownership, increasing the Company's direct distribution, process distribution and service capabilities internationally and outsourcing components and subassemblies; the Company's plans to dispose of IPEC Clean; the Company's product development efforts; future increases in the Company's research and development expenditures; and statements concerning future revenues, orders, operating margins, expenses, cost-containment measures and cash needs. These forward-looking statements may be found in "Risk Factors," and in other documents incorporated by reference. Forward-looking statements not specifically set forth above may also be found in these and other sections of this Prospectus, and in other documents incorporated by reference. The Company's actual future results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" and elsewhere in this Prospectus, and in other documents incorporated by reference.

                                 USE OF PROCEEDS

        This Prospectus relates to the Shares being offered and sold for the account of the Selling Stockholder. The Company will receive no portion of the proceeds from the sale of the Shares and will bear all of the expenses incident to their registration other than underwriters' discounts, commissions or stock transfer taxes relating to the Shares. See "Plan of Distribution."


                               SELLING STOCKHOLDER

        The Shares are being offered for the account of the Selling Stockholder. The Selling Stockholder acquired beneficial ownership of the Shares upon conversion of Series C Preferred Stock issued pursuant to a Subscription Agreement ("Subscription Agreement") dated December 12, 1996 between the Company and the Selling Stockholder (the "Agreement") and by exercising warrants (the "Warrants") issued to the Selling Stockholder. Prior to the effective date of this Prospectus, the Selling Stockholder owned 1,000,000 shares of the Common Stock and a currently exercisable Warrant to purchase up to 456,000 shares of Common Stock.

                              PLAN OF DISTRIBUTION

        The Shares may be distributed from time to time by the Selling Stockholder. The Selling Stockholder will act independently of the Company in making decisions with respect to its sales of the Shares.

        The Selling Stockholder may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, in transactions (which may involve block transactions) on Nasdaq, privately negotiated transactions or in the over-the-counter market, or in a combination of such transactions. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder (and, if it acts as agent for the purchaser of such shares, from such purchaser). Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholder in connection with such sales.

        The Selling Stockholder and any such underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Stockholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between the Selling Stockholder and any underwriter, broker, dealer or other agent relating to the sale or distribution of the shares.

        The Company has filed a Registration Statement in which this Prospectus is included for the purposes of permitting the Selling Stockholder to make resales of the Shares. Such resale may commence at the time such Registration Statement is declared effective by the Commission and continue for as long as such Registration Statement remains in effect.

        Notwithstanding the foregoing paragraph, if the Company provides to the Selling Stockholder a certificate signed by the President or Chief Financial Officer of the Company stating that, in good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for the Selling Stockholder to sell the Shares under the Registration Statement during any 30 day period (the "Blackout Period") designated by the Company, then the Selling Stockholder must not sell any of the Shares during the Blackout Period.

        In addition, under applicable rules and regulations under the Exchange Act, the Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Common Stock by the Selling Stockholder and any other such person. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the particular Common Stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

        Pursuant to the Subscription Agreement entered into in connection with the offer and sale of the Shares by the Company to the Selling Stockholder, both the Company and the Selling Stockholder will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

        The Company will receive no portion of the proceeds from the sale of the Shares and will bear all of the expenses incident to their registration other than underwriters' discounts, commissions or stock transfer taxes relating to the Shares.

                                  LEGAL MATTERS

        The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304-1050.


                                     EXPERTS


        The consolidated financial statements of Integrated Process Equipment Corp. and subsidiaries as of June 30, 1997 and 1996, and for each of the years in the two-year period ended June 30, 1997, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


        The consolidated statements of operations, changes in stockholders' equity and cash flows of Integrated Process Equipment Corp. and its subsidiaries (for the year ended June 30, 1995) incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended June 30, 1997 have been audited by Richard A. Eisner & Company, LLP, independent auditors, having been so incorporated herein in reliance upon their report given upon the authority of said firm as experts in accounting and auditing.

        No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the corporation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the corporation since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized to do so or to anyone to whom it is unlawful to make such offer or solicitation in such jurisdiction.


                                TABLE OF CONTENTS


                                                                          Page
Available Information ..................................................   3
Incorporation of Certain Document by Reference..........................   3
The Company.............................................................   5
Risk Factors............................................................   6
Use of Proceeds.........................................................   7
Selling Stockholders....................................................   7
Plan of Distribution....................................................   8
Legal Matters...........................................................   9
Experts.................................................................   9

                                   ----------

                                1,456,000 SHARES



                               INTEGRATED PROCESS
                                 EQUIPMENT CORP.


                                  COMMON STOCK


                                   ----------
                                   PROSPECTUS
                                   ----------




                                  JULY 17, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses to be paid by the Registrant in connection with this offering are as follows:


Securities and Exchange Commission registration fee......................  $  4,470.00
Nasdaq Additional Listing Fee............................................    17,500.00
Accounting fees and expenses.............................................     4,000.00
Legal fees and expenses..................................................     7,000.00
Miscellaneous............................................................     3,000.00
                                                                            ----------
       Total.............................................................   $35,970.00
                                                                            ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Certificate of Incorporation, as amended, and the Bylaws, as amended, provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation law. In addition, the Company has entered into Indemnification Agreements with its officers and directors. The Company also currently maintains an officers' and directors' liability insurance policy which insures, subject to the exclusions and limitations of the policy, officers and directors of the Company against certain liabilities which might be incurred by them solely in such capacities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS.

        The following exhibits are filed herewith or incorporated by reference herein:


      EXHIBIT
       NUMBER                         EXHIBIT TITLE
      -------                         -------------

        2.1 Stock Purchase Agreement among IPEC, William Reiersgaard and GAARD Automation Inc., dated effective October 30, 1995. Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K for reporting date October 30, 1995 and filed November 14, 1995 (File No. 0-20470).

        2.2 Asset Purchase Agreement between IPEC and Hughes Danbury Optical Systems, Inc., dated effective December 29, 1995. Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K for reporting date December 29, 1995 and filed January 13, 1996 (File No. 0-20470).

      EXHIBIT
       NUMBER                         EXHIBIT TITLE
      -------                         -------------
        4.1 Certificate of Incorporation, as amended. Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1993 (File No. 0-20470) (the "1993 Form 10-KSB").

        4.2 Amendment of Certificate of Incorporation, effective December 16, 1993. Incorporated by reference to Exhibit 3.2 to Amendment No. 1, filed on December 30, 1993 ("SB-2 Amendment No. 1") to the Registrant's Registration Statement on Form SB-2 (Registration No. 33-70962) (the "SB-2 Registration Statement").

        4.3 By-Laws, as amended. Incorporated by reference to Exhibit 3.3 to SB-2 Amendment No. 1.

        4.4 Form of Class C Warrant issued by the Company. Incorporated by reference to Exhibit 10.13 to Amendment No. 1, filed on July 21, 1992 ("IPO Amendment No. 1") to the Company's Registration Statement on Form S-1 (Registration No. 33-44746) (the "IPO Registration Statement").

        4.5 Warrant Agreement dated June 29, 1992 among the Company, American Stock Transfer & Trust Company (the "Warrant Agent") and D.H. Blair Investment Banking Corp. ("Blair"). Incorporated by reference to Exhibit 10.14 to IPO Amendment No. 1.

        4.6 Form of Warrant Agreement, dated as of August 13, 1992, between the Company, the Warrant Agent and Blair, including the form of warrants. Incorporated by reference to Exhibit 4.1 to IPO Amendment No. 1.

        4.7 Form of Warrant Agreement, dated as of July 23, 1993, between the Company, the Warrant Agent and Blair. Incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1993 (File No. 0-20470) (the "1993 Form 10-KSB").

        4.8 Form of Warrant Agreement, dated as of January 26, 1994, between the Company, the Warrant Agent and Blair, including the form of Warrants. Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the SB-2 Registration Statement, filed on January 18, 1994.

        4.9 Form of Initial Public Offering Unit Purchase Option between the Company and Blair. Incorporated by reference to Exhibit 1.2 to Amendment No. 2 to the IPO Registration Statement, filed August 5, 1993.

        4.10 Registration Agreement, dated as of November 22, 1994, by and among the Company and the Exchanging Shareholders (as defined therein). Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K for reporting date November 22, 1994 and filed December 7, 1994 (File No. 0-20470).

        4.11 Registration Rights Agreement, dated as of September 9, 1994, between the Company and Kassner. Incorporated by reference to
                Exhibit 4.12 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (File No. 0-20470).

        4.12 Stockholders' Agreement, dated as of August 31, 1993 among the Company, Harold C. Baldauf ("HCB") and Janet A. Baldauf ("JAB"). Incorporated by reference to Exhibit 10.22 to the 1993 Form 10-KSB.

        4.13 Subscription Agreement, dated as of December 12, 1996, between the Company and Fletcher International Limited ("Fletcher"). Incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K for reporting date December 16, 1996 and filed on December 30, 1996 (File No. 0-20470) ("Fletcher 8-K").

      EXHIBIT
       NUMBER                         EXHIBIT TITLE
      -------                         -------------

        4.14 Purchase Agreement, between the Company and Morgan Stanley & Co. Incorporated, acting on behalf of MS, Hambrecht & Quist LLC, Prudential Securities Incorporated and UBS Securities LLC (collectively, the "Initial Purchasers"), dated September 11, 1997. Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for reporting date September 30, 1997 and filed on November 13, 1997.

        4.15 Indenture between the Company and State Street Bank and Trust Company of California, N.A., dated as of September 15, 1997. Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for reporting date September 30, 1997 and filed on November 13, 1997.

        4.16 Registration Rights Agreement between the Company and the Initial Purchasers, dated September 15, 1997. Incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for reporting date September 30, 1997 and filed on November 13, 1997.

        4.17 Specimen of 6 1/4% Convertible Subordinated Note due 2004 issued by the Company on September 17, 1997 in the amount of $115,000,000. Incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for reporting date September 30, 1997 and filed on November 13, 1997.

        5.1* Opinion of Wilson Sonsini Goodrich & Rosati, P.C. regarding the legality of the securities registered.

        23.1*   Consent of KPMG Peat Marwick LLP.

        23.2*   Consent of Richard A. Eisner & Company, LLP.

        23.3*   Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in
                Exhibit 5.1 above)


        24.1 Powers of Attorney. Incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-3 filed on July 16, 1998 (File No. 333-59187).


----------------------------
*        Filed herewith

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement No. 333-59187 to be signed on its behalf by the undersigned, thereunto duly authorized:


                                 INTEGRATED PROCESS EQUIPMENT CORP.
                                 a Delaware Corporation

                                 By:  /s/ JOHN S. HODGSON
                                      John S. Hodgson
                                      Vice President, Chief Financial Officer,
                                      Treasury and Secretary (Principal
                                      Financial and Accounting Officer)


                                 Date: July 17, 1998




        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 333-59187 has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.




Signature                                                 Title                                   Date

          *                                  Chief Executive Officer and Director              July 17, 1998
-----------------------------------------
Roger D. McDaniel



 /s/ JOHN S. HODGSON                         Vice President, Chief Financial                   July 17, 1998
-----------------------------------------    Officer, Treasurer and Secretary
John S. Hodgson                              (Principal Financial and Accounting
                                             Officer)



          *                                  Chairman of the Board                             July 17, 1998
-----------------------------------------
Sanjeev R. Chitre



          *                                  Director                                          July 17, 1998
-----------------------------------------
Harold C. Baldauf



          *                                 Director                                          July 17, 1998
-----------------------------------------
William J. Freschi



                                             Director
-----------------------------------------
Kenneth Levy




*By:  /s/ JOHN S. HODGSON
-----------------------------------------
     John S. Hodgson
     Attorney-in-Fact




                                  EXHIBIT INDEX


        EXHIBIT
         NUMBER                       EXHIBIT TITLE
        -------                       -------------

        5.1*    -- Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

        23.1*   -- Consent of KPMG Peat Marwick LLP

        23.2*   -- Consent of Richard A. Eisner & Company, LLP

        23.3*   -- Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)


        24.1    -- Power of Attorney Incorporated by reference to Exhibit 24.1 to the Company's Registration Statement on Form S-3 filed on July 16, 1998 (File No. 333-59187).


----------
*   Filed herewith